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          Exhibit 10.10 - Form of Employee Proprietary Rights Agreement

                   EMPLOYEE PROPRIETARY RIGHTS, NONCOMPETITION
                          AND NONSOLICITATION AGREEMENT

         THIS AGREEMENT CREATES IMPORTANT OBLIGATIONS WHICH ARE BINDING. PLEASE READ IT IN FULL BEFORE YOU SIGN.

I recognize the importance of protecting the Company's rights to inventions, discoveries, ideas, confidential information and other intellectual property, and for good and valuable consideration which I have received, I agree to the following:

1.       DEFINITIONS.  For the purposes of this Agreement:

                  (a) "Company" means SalesLogix Corporation.

                  (b) "Creation" means any invention, discovery, idea, concept, design, process, work of authorship, development or improvement (whether or not subject to copyright or patent protection and whether or not reduced to practice by me): (i) relating to any present or reasonably anticipated business of the Company and which was created or otherwise developed during the course of my employment with the Company, (ii) which was created or otherwise developed during Company time, or (iii) which was created or otherwise developed at any time using equipment, supplies, facilities, information or proprietary rights or other property of the Company.

                  (c) "Confidential Information" means information (including information created by me) which is not generally known about the Company or its business, including without limitation about its products, projects, designs, developmental or experimental work, computer programs, data bases, know-how, processes, formulas, customers, suppliers, business plans, marketing plans and strategies, finances, or personnel, and information obtained from third parties under confidentiality agreements.

2.       OWNERSHIP OF CREATIONS

                  (a) Inventions Retained by Employee. I represent that all matters which I have created or otherwise developed prior to my employment, which I wish to exclude from my obligations to the Company under this agreement, are listed below. If no items are listed below, I represent that there are no such matters to be excluded.

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                  (b) Assignment of Creations. I hereby agree to hold in trust for the sole right and benefit of the Company and assign to the Company all my right, title and interest in and to any and all Creations created or otherwise developed, alone or in conjunction with others. I further agree to assign to any third party, including the United States government, all my right, title and interest in and to any and all Creations whenever such assignment is required by a contract between the Company and such third party.

                  (c) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Creations made by me, in the form of notes, sketches, drawings and other notations which may be specified by the Company, which records shall be available to and remain the sole property of the Company at all times.

                  (d) Disclosure of Creations and Filings. I agree to promptly disclose to the Company in writing all Creations created or otherwise developed by me alone or in conjunction with others, as well as any and all patent applications or copyright registrations filed by me during and within a year after termination of my employment with the Company.

                  (e) Assistance. During and after the period of my employment by the Company, I agree that I will give the Company all assistance it reasonably requires (at the Company's expense) to file for, maintain, protect and enforce the Company's patents, copyrights, trademarks, trade secrets and other rights in Creations, in any and all countries. To that end I will sign documents and do other acts which the Company may determine necessary or desirable including, without limitation, giving evidence and testimony in support of the Company.

                  (f) Intellectual Property Rights in Works of Authorship. I acknowledge and agree that any intellectual property rights Creations which are works of authorship belong to the Company and are "works made for hire" within the definition of section 101 of the United States Copyright Acts of 1976, Title 17, United States Code. The Company or any of its direct or indirect licensees shall not be obligated to designate me as author of any design, software, firmware, related documentation, or any other work of authorship when distributed publicly or otherwise, nor to make any distribution.

3.       CONFIDENTIAL INFORMATION

                  (a) Ownership of Confidential Information. All Confidential Information which I create or otherwise develop or which comes into my possession shall be and remain the exclusive property of the Company.

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                  (b) No Disclosure of Confidential Information. Unless
         authorized in writing by the Company, I will maintain all Confidential Information in confidence and, except as necessary in conjunction with my work for the Company, will not copy or make notes of, divulge to anyone outside the Company or use any of the Confidential Information for my own or another's benefit, either during or after the term of my employment with the Company. I agree that I will promptly disclose to the Company all Confidential Information developed by me.

                  (c) Returning the Company Documents and Tangible Property. Upon request of the Company and, in any event, upon termination of my employment, I will promptly surrender and deliver to the Company (and will not keep in my possession or deliver to anyone else) and agree not to use any Confidential Information, records, data, notes, reports, proposals, lists, correspondence, computer code, specifications, drawings, blueprints, sketches, flow diagrams, materials, equipment, devices or any other documents or property (including photocopies or other reproductions of any of the aforesaid items) of the Company.

                  (d) Confidential Information of Third Parties. During my employment with the Company I may receive, under non-disclosure agreements agreed to by authorized representatives of the Company, information claimed by third parties to be their confidential information. I agree that I will respect such agreements and will not disclose such information to any person or organization, except as is necessary in carrying out my work for the Company consistent with the Company's agreement with such third parties. At the request of the Company and, in any event, upon the termination of my employment, I will promptly surrender to the Company any such information.

4. NON-USE OF PROPERTY OF THIRD PARTIES. During my employment with the Company, I will not improperly use or disclose any confidential or proprietary information or property of any third party (including any former employer).

5. NO PRIOR RESTRICTIONS. I hereby represent and warrant that I am free to enter into your employ and that there are no contracts or restrictive covenants preventing full performance of my duties.

6. LIMITATIONS ON COMPETITIVE ACTIVITIES DURING EMPLOYMENT. During my employment with the Company, I will not, alone or with others, directly or indirectly, work on, plan, organize or engage in any consulting, employment or other business activity (whether or not for compensation) that is competitive with the business in which the Company is involved or may hereafter become involved, nor will I engage in any other activity that conflicts with my obligations to the Company. Prior to working on, planning, organizing or engaging in any consulting, employment or other business activity outside my employment with the Company, I will consult my manager or supervisor to ensure that no conflict of interest with the Company exists.

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7. PUBLISHING. Unless approved by the Company in writing, I will not publish anything in the Company's business areas of interest during my employment with the Company.

8. EXPORT LAW ASSURANCES. I agree and certify that neither the software nor any other technical data received from the Company or the direct product thereof, will be downloaded, shipped, transferred or re-exported, directly or indirectly any countries designated from time to time by the U.S. Government for non-export of regulated technology.

9. NO GUARANTEE OF EMPLOYMENT. I expressly acknowledge and agree that this is not an agreement by the Company to employ me for any period, and unless otherwise expressly agreed in writing between me and the Company, and my employment with the Company may be terminated at any time, with or without cause by either myself or the Company. All of the terms of this Agreement shall survive any termination of my employment.

10. RESTRICTIVE COVENANTS.

                  (a) Non-Solicitation of Employees. I acknowledge the international character of the Company's business and the substantial amount of time, money, and effort that the Company has spent and will spend in recruitment of competent employees, and I agree that I will not, for a period of one (1) year after termination of my employment with the Company, solicit for employment, attempt to employ or actively assist any other entity in employing or soliciting for employment any salesman, manager, executive, scientist, programmer, engineer or a person involved in technical activities, who is or who is hereafter employed by the Company or any successor of the Company, for an employer within the United States and Canada which competes with the Company.

                  (b) Non-Solicitation of Customers. I acknowledge the international character of the Company's business and the substantial amount of time, money, and effort that the Company has spent and will spend in building relationships with customers in the United States and Canada, and agree that I, for a period of one (1) year following termination of my employment with the Company will not solicit or cause to be solicited for the purpose of selling products or services substantially similar to the Company's products and services at the time of such termination, in the United States and Canada, any customer with whom I have had contact on behalf of the Company or as a result of being employed by the Company. The time period shall be tolled while I am in breach hereof.

                  (c) Non-Competition. I acknowledge the international character of the Company's business and the substantial amount of time, money, and effort that the Company has spent and will spend in building its products, employee and customer relationships and development of strategically important information, and agree that I, for a period of one (1) year following termination of my employment with the Company, will not, alone or with others, directly or indirectly, work on, plan, organize or engage in any

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         consulting, employment or other business activity (whether or not for compensation) that is competitive with the business in which the Company is involved (or which I am aware it intends to become involved in) in the United States or Canada.

                  (d) Reasonableness. The restrictions contained in this Agreement are considered by me to be fair and reasonable and necessary for the protection of the legitimate business interests of the Company. I acknowledge that I can earn a livelihood without violating any of the undertakings contained in this Agreement.

11. MISCELLANEOUS

                  (a) Severability. If any provision of this Agreement or portion thereof is determined by a court of competent jurisdiction to be wholly or partially unenforceable for any reason, such provision or portion thereof shall be considered separate from the remainder of this Agreement, which shall remain in full force and effect. In the event that any provision of this Agreement is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable to the fullest extent allowable.

                  (b) Waiver. The Company's waiver or failure to enforce any violation or provision of this Agreement shall not constitute a waiver of its rights hereunder with respect to any other violation or provision of this Agreement, and shall be effective only in the specific instance and for the specific purpose given.

                  (c) Foreign Laws. I agree to comply with the applicable laws of any foreign countries with which the Company does business.

                  (d) Governing Law. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona.

                  (e) Successors. This Agreement shall be for the benefit of and be binding upon: i) my executors, heirs, legatees and personal representatives, and ii) the successors and assigns of the Company.

                  (f) Entirety of Agreement. This Agreement supersedes all prior agreements concerning Creations and Confidential Information between myself and the Company.

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                  (g) Acknowledgment I acknowledge that I have received a copy of this Employee Proprietary Rights, Noncompetition and Nonsolicitation Agreement.



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                                      Employee Name--Printed


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                                      Employee Signature


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                                      Employee Soc. Sec. No.


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                                      Date

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